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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

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Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

                         INSIGNIA FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[ ]  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


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[INSIGNIA FINANCIAL GROUP LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:                 Victor Dominguez           Steven Iaco
                         CB Richard Ellis           Insignia Financial Group
                         310 354 5064               212 984 6535


             INSIGNIA FINANCIAL GROUP AND CB RICHARD ELLIS AGREE TO
                      SALE OF REAL ESTATE INVESTMENT ASSETS

                 COMPLETION OF SALE EXPECTED TO INCREASE MERGER
                   CONSIDERATION TO $11.156 PER INSIGNIA SHARE

NEW YORK AND LOS ANGELES, MAY 29, 2003 - Insignia Financial Group, Inc. (NYSE:IFS) and CB Richard Ellis Services, Inc. have entered into a definitive agreement with Island Fund I LLC, pursuant to which Island Fund has agreed to purchase all of Insignia's real estate investment assets. Island Fund is a newly formed entity controlled by Andrew L. Farkas, Insignia's Chairman and Chief Executive Officer.

In connection with the sale of the real estate investment assets to Island Fund, CB Richard Ellis has agreed to increase the total consideration per share of Insignia common stock in the previously announced CB Richard Ellis - Insignia merger from $11.00 per share to $11.156 per share, provided that the sale is completed immediately prior to the Insignia merger and certain conditions (described below) are satisfied.

The Board of Directors of Insignia approved the agreement with Island Fund, following the unanimous approval and recommendation of the Board's Special Committee. The


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Board of Directors of CBRE Holding, Inc (the parent company of CB Richard Ellis)
also approved the Island Fund transaction.

Both the Island Fund transaction and previously announced merger of Insignia and CB Richard Ellis are expected to close in July. The merger is subject to approval by Insignia's shareholders, and Insignia expects to announce the date of its shareholder meeting and distribute related proxy materials in June.

The merger is also subject to certain other conditions, including the receipt by CB Richard Ellis of debt financing. CB Richard Ellis Services has entered into an agreement with its lenders to amend its existing credit agreement and, subject to the closing of the merger and other conditions, will be permitted to incur $75 million of additional term debt under the amended credit agreement in order to partially fund the merger. In addition, a subsidiary of CB Richard Ellis Services has sold $200 million aggregate principal amount of senior notes in a private placement offering and the proceeds of that offering have been placed in an escrow account. The release of the escrowed proceeds is subject to the satisfaction of certain conditions, including the closing of the merger. The senior notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The sale of the investment assets to Island Fund is expressly conditioned on the subsequent closing of the merger. Assuming the sale of the real estate investment assets is completed, Island Fund will pay Insignia a cash purchase price of approximately $44.0 million, and will assume approximately $7.8 million of employment-related contractual obligations. The cash purchase price is subject to adjustment under certain circumstances, including in connection with cash distributions and cash investments with respect to the assets made after December 31, 2002. However, adjustments to the cash purchase price pursuant to the agreement with Island Fund will not affect the proposed increase in the merger consideration.


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Under the terms of the merger agreement between Insignia and CB Richard Ellis, as originally executed, shareholders of Insignia would not have been entitled to any additional merger consideration as a result of the sale of the real estate investment assets to Island Fund because Insignia will retain $11.7 million of contingent liabilities relating to the real estate investment assets after the sale to Island Fund. However, Insignia and CB Richard Ellis have amended the merger agreement to provide, among other things, that Insignia shareholders will receive $0.156 cash per share of Insignia common stock in additional merger consideration, if the sale to Island Fund is completed and the certain conditions are satisfied.

The payment of the additional merger consideration is conditioned upon performance by Insignia of certain covenants and the accuracy of certain representations and warranties contained in the amended merger agreement that are related to the real estate investment assets to be sold to Island Fund. If the sale of the real estate investment assets to Island Fund does not occur immediately prior to the merger or the conditions for the payment of the additional merger consideration are not satisfied, Insignia common stockholders will receive $11.00 per share in the merger. There can be no assurance that the transactions contemplated by the amended merger agreement or the agreement for the sale of the real estate investment assets will be consummated.


ABOUT CB RICHARD ELLIS
Headquartered in Los Angeles, CB Richard Ellis is one of the world's leading real estate services companies. With approximately 9,500 employees, CB Richard Ellis serves real estate owners, investors and occupiers throughout approximately 250 owned and affiliated offices in 47 countries. CB Richard Ellis' core services portfolio includes property sales, leasing and management, corporate services, facilities and project management, mortgage banking, investment management, capital markets, appraisal and valuation, research, and consulting. CBRE Holding, the parent of CB Richard Ellis, reported net revenues of $1.17 billion in 2002. For more information about CB Richard Ellis, visit its website at www.cbre.com

ABOUT INSIGNIA FINANCIAL GROUP, INC.
Insignia Financial Group, Inc. (NYSE:IFS), based in New York, is among the world's foremost real estate services and investment banking firms with a leadership position in the commercial sector. Its major operating units are:
Insignia/ESG, one of the largest providers of commercial real estate services in the United States; Insignia Richard Ellis,

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one of the premier real estate services firms in the United Kingdom; and
Insignia Bourdais, one of France's premier commercial real estate services companies. Insignia also deploys its own capital, together with the capital of third-party investors, in principal investment activities, including co-investment in existing assets and real estate development, and provides investment management services to investment funds sponsored by the Company. Additional information about the Company is available on the corporate Web site at www.insigniafinancial.com.

                                    ###
In connection with the merger, Insignia has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF INSIGNIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents by contacting Corporate Communications, Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166 (Telephone: (212) 984-6515). In addition, documents filed with the SEC by Insignia are available free of charge at the SEC's web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insignia in connection with the transaction, and their interests in the solicitation, is set forth in a proxy statement that has been filed by Insignia with the SEC.

                                    ###

Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Companies or any of its management are such forward-looking statements, including statements concerning the performance of the Companies or any of its business units, and the business outlook for, and the Companies' expected performance in 2003. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Companies' expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.
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